RIGHTS AGREEMENT
dated March 7, 2008
and effective as of
March 17, 2008
between
INTERFACE, INC.
and
COMPUTERSHARE TRUST COMPANY, N.A.
as Rights Agent

RIGHTS AGREEMENT

THIS AGREEMENT is made and entered into on March 7, 2008, with an effective date as of the Close of Business on March 17, 2008 (the “Effective Date”), by and between INTERFACE, INC., a Georgia corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent (the “Rights Agent”).

W I T N E S S E T H:

WHEREAS, the Company previously entered into a Rights Agreement dated March 4, 1998 and effective as of March 16, 1998 with the Rights Agent named therein (the “Prior Agreement”), and in connection therewith, previously authorized and declared a dividend distribution of one right for each outstanding share of Common Stock (as defined below) of the Company at the Close of Business (as defined below) on March 16, 1998, and authorized the issuance of one right for each share of Common Stock, each right representing the right to purchase one one-hundredth of a share of Series B Participating Cumulative Preferred Stock of the Company;

WHEREAS, the Prior Agreement and the rights thereunder expire as of the Close of Business on March 17, 2008;

WHEREAS, the Board of Directors deem it to be in the best interest of the Company and its shareholders to replace the Prior Agreement with this Agreement; and

WHEREAS, the Board of Directors has authorized and declared a new dividend distribution of one Right (as defined below) for each outstanding share of Common Stock of the Company at the Close of Business on the Effective Date, and has authorized the issuance of one Right for each share of Common Stock, each Right representing the right to purchase one one-hundredth of a share of Series B Participating Cumulative Preferred Stock of the Company having the rights, powers and preferences set forth in the Restated Articles of Incorporation of the Company, as amended by the Articles of Restatement attached hereto as Exhibit A, upon the terms and subject to the conditions contained herein (individually, a “Right,” and collectively, the “Rights”);

NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

Section 1.     Definitions.  The following capitalized terms, as used herein, have the following meanings:

(a)           “Acquiring Person” means any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; provided, however, that, an “Acquiring Person” shall not include the following Persons:  (i) any Excluded Person, (ii) any Person, together with all Affiliates and Associates of such Person, who would be an Acquiring Person by reason of a reduction in the number of issued and outstanding shares of Common Stock of the Company approved by the Continuing Directors, or (iii) any Person, who alone or together with its Affiliates or Associates becomes the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding as a result of an Approved Acquisition; provided, further, that in the event that a Person is not an Acquiring Person by reason of clauses (ii) or (iii) above, such Person nonetheless shall become an Acquiring Person if such Person thereafter becomes the Beneficial Owner of an additional 2% or more of the Common Stock then outstanding, unless the acquisition of such Common Stock is an Approved Acquisition or unless such acquisition is solely as a result of a reduction in the number of issued and outstanding shares of Common Stock of the Company approved by the Continuing Directors.  Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith (but only if at the time of such determination by the Board of Directors there are then in office not less than two Continuing Directors and such action is approved by a majority of the Continuing Directors then in office) that a Person who would otherwise be an “Acquiring Person” as defined pursuant to the foregoing provisions of this Section 1(a) has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person” as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed an Acquiring Person for purposes of this Agreement.

(b)           “Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on the date hereof.

(c)           “Approved Acquisition” means any acquisition of Common Stock that (i) causes a Person to become the Beneficial Owner of (A) 15% or more of the shares of Common Stock then outstanding, or (B) if already a Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, an additional 2% or more of the shares of Common Stock then outstanding, and (ii) is approved in advance by a majority of the Continuing Directors.

(d)           A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own,” any securities:

(i)           which such Person or any of its Affiliates or Associates beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof), directly or indirectly;

(ii)           which such Person or any of its Affiliates or Associates, directly or indirectly, has

(A)           the right to acquire (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants, options or otherwise (other than, in each case, pursuant to the Rights); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of its Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

(B)           the right to vote or dispose of (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” any security under this clause (B) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii)           which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of its Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) above) or disposing of any such securities; provided, however, that nothing in this Section 1(d) shall cause any Person engaged in business as an underwriter of securities who acquires any securities of the Company through such Person’s participation in good faith in a firm commitment underwriting to be deemed the “Beneficial Owner” of, or to “Beneficially Own,” such securities until the expiration of 40 calendar days after the date of such acquisition.

Notwithstanding the foregoing, for purposes of determining beneficial ownership of securities under this Agreement, officers and directors of the Company shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of the Exchange Act) and shall not be deemed to own shares owned by another officer or director of the Company; provided, however, any one or more officers or directors may constitute a group with any one or more Persons who are not officers or directors of the Company.

(e)           “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of Georgia are authorized or obligated by law or executive order to close.

(f)           “Class A Common Stock” means the Class A Common Stock, par value $0.10 per share, of the Company.

(g)           “Class B Common Stock” means the Class B Common Stock, par value $0.10 per share, of the Company.

(h)           “Close of Business” on any given date means 5:00 P.M., Atlanta, Georgia time, on such date; provided, however, that if such date is not a Business Day, then it shall mean 5:00 P.M., Atlanta, Georgia time, on the next succeeding Business Day.

(i)           “Common Stock” means the Class A Common Stock and the Class B Common Stock of the Company, except that, when used with respect to any Person other than the Company, “Common Stock” means the capital stock (or other equity interests) of such Person with the greatest voting power, or the equity securities or other equity interests having the power to control or direct the management of such Person.

(j)           “Common Stock Equivalents” has the meaning set forth in Section 24(c).

(k)           “Company” has the meaning set forth in the Recitals.

(l)           “Continuing Director” means any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, or otherwise affiliated with an Acquiring Person or of any such Affiliate or Associate, and who either (i) was a member of the Board on the Effective Date, or (ii) subsequently becomes a member of the Board, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors serving at the time of such nomination or election.

(m)           “Distribution Date” means the earlier of (i) the Close of Business on the tenth day (or such later day as may be designated by action of a majority of the Continuing Directors) after the Share Acquisition Date, and (ii) the Close of Business on the tenth Business Day (or such later day as may be designated by action of a majority of the Continuing Directors) after the date of the commencement by any Person (other than an Excluded Person) of, or of the first public announcement of the intention by any Person (other than an Excluded Person) to commence, a tender or exchange offer if, upon consummation thereof, such Person, together with all Affiliates and Associates of such Person, would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding.

(n)           “Effective Date” has the meaning set forth in the Recitals.

(o)           “Employee Benefit Plan” means any employee benefit plan of the Company or any of its Subsidiaries or any Person organized, appointed or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan.

(p)           “Equivalent Preferred Securities” has the meaning set forth in Section 11(b).

(p)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)           “Exchange Ratio” has the meaning set forth in Section 24(a).

(r)           “Excluded Person” means the Company, any of its Subsidiaries or any Employee Benefit Plan.

(s)           “Expiration Date” means the earlier of (i) the Final Expiration Date, and (ii) the time at which all Rights are redeemed as provided in Section 23 or exchanged as provided in Section 24.

(t)           “Fair Market Value” has the meaning set forth in Section 11(d).

(u)           “Final Expiration Date” means the Close of Business on March 16, 2018.

(v)           “Flip-in Event” means an acquisition of shares of Common Stock which causes any Person to become an Acquiring Person (other than pursuant to a Qualifying Tender Offer).

(w)           “Flip-over Event” means any event described in Section 13(a)(w), (x), (y) or (z).

(x)           “Person” means an individual, corporation, partnership, limited liability company, association, trust or any other entity or organization.

(y)           “Preferred Stock” means the Series B Participating Cumulative Preferred Stock, par value $1.00 per share, of the Company having the terms set forth in the Company’s Restated Articles of Incorporation, as amended by the Articles of Restatement attached hereto as Exhibit A.

(z)           “Principal Party” has the meaning set forth in Section 13(b).

(aa)           “Purchase Price” means the price (subject to adjustment as provided herein) at which a holder of a Right may purchase one one-hundredth of a share of Preferred Stock (subject to adjustment as provided herein) upon exercise of a Right, which price shall initially be $90.00.

(bb)           “Qualifying Tender Offer” means a tender or exchange offer for all outstanding shares of Common Stock of the Company approved by a majority of the Continuing Directors then in office, after taking into account the potential long-term value of the Company and all other factors that they consider relevant.

(cc)           “Redemption Price” has the meaning set forth in Section 23(a).

(dd)           “Right” and “Rights” have the respective meanings set forth in the Recitals.

(ee)           “Rights Agent” has the meaning set forth in the Recitals.

(ff)           “Rights Certificates” has the meaning set forth in Section 3(a).

(gg)           “Securities Act” means the Securities Act of 1933, as amended.

(hh)           “Share Acquisition Date” means the date of the first public announcement (including the filing of a report on Schedule 13D under the Exchange Act (or any comparable or successor report)) by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

(ii)           “Subsidiary” means, with respect to any Person, any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such first Person.

(jj)           “Transfer Tax” means any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority in respect of any transfer of any security, instrument or right, including Rights, shares of Common Stock and shares of Preferred Stock.

(kk)           “Trading Day” means a day on which the principal national securities exchange or inter-dealer quotation system on which the security in question is listed, admitted to trading or quoted is open for the transaction of business or, if the security in question is not listed, admitted to trading or quoted on any national securities exchange or inter-dealer quotation system, a Business Day.

(ll)           “Triggering Event” means any Flip-in Event or any Flip-over Event.

Section 2.    Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent.  The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.  If the Company appoints one or more co-Rights Agents, then the respective duties hereunder of the Rights Agent and any co-Rights Agents shall be as the Company shall determine.

Section 3.     Issue of Rights Certificates.  (a) Prior to the Distribution Date, (i) the Rights will be evidenced (subject to Section 3(b)) by the certificates (or registrations in uncertificated book-entry form on the books of the Company) for the Common Stock and not by separate Rights Certificates, and the registered holders of the Common Stock shall be deemed to be the registered holders of the associated Rights, and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).  As soon as practicable after the Company has notified the Rights Agent of the occurrence of a Distribution Date, the Rights Agent will, subject to Section 7(d), send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Rights Certificates, in substantially the form of Exhibit B attached hereto (the “Rights Certificates”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held.  If an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(m), then the Company shall, at the time of distribution of the Rights Certificates to record holders of Common Stock as of the Close of Business on the Distribution Date, make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates representing only whole numbers of Rights are distributed to such holders and cash is paid to such holders in lieu of any fractional Rights.  From and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

(b)           Rights shall be issued in respect of all shares of Common Stock that become outstanding (on original issuance or out of treasury) after the Effective Date but prior to the earlier of the Distribution Date or the Expiration Date.  Certificates (or registrations in uncertificated book-entry form on the books of the Company) for the Common Stock that become outstanding or shall be transferred or exchanged after the Effective Date but prior to the earlier of the Distribution Date or the Expiration Date shall also be deemed to be certificates (or registrations in uncertificated book-entry form on the books of the Company) for Rights, and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates (or the transfer of any shares evidenced by registrations in uncertificated book-entry form on the books of the Company) shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. If the Company purchases or acquires any shares of Common Stock after the Effective Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock that are no longer outstanding.

Section 4.    Form of Rights Certificate.  (a) The Rights Certificates (and the forms of assignment, election to purchase and certificates to be printed on the reverse thereof) shall be substantially in the form of Exhibit B attached hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange or inter-dealer quotation system of a registered national securities association on which the Rights may from time to time be listed, traded or quoted or to conform to usage.  Subject to Sections 11 and 22, the Rights Certificates, whenever distributed, shall be dated as of the Distribution Date, shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price set forth therein, but the number of such one one-hundredths of a share of Preferred Stock and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b)           Any Rights Certificate representing Rights beneficially owned by any Person referred to in Section 7(d)(i), (ii) or (iii) shall (to the extent feasible) contain the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement).  This Rights Certificate and the Rights represented hereby may be or may become null and void in the circumstances specified in Section 7(d) of the Rights Agreement.

The provisions of Section 7(d) hereof shall be operative regardless of whether the foregoing legend is contained on any Rights Certificate.

Section 5.    Countersignature and Registration.  (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned.  If any officer of the Company whose manual or facsimile signature is affixed to the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, then such Rights Certificates may, nevertheless, be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the individual who signed such Rights Certificates had not ceased to be such officer of the Company.  Any Rights Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

(b)           Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise, transfer or exchange, books for registration and transfer of the Rights Certificates.  Such books shall show with respect to each Rights Certificate the name and address of the registered holder thereof, the number of Rights indicated on the certificate, and the certificate number.

Section 6.    Transfer and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.  (a) Subject to Section 4(b), 7(d), and 14, at any time after the Close of Business on the Distribution Date and prior to the Close of Business on the Expiration Date, any Rights Certificate(s) may, upon the terms and subject to the conditions set forth in this Section 6(a), be transferred or exchanged for another Rights Certificate(s) evidencing a like number of Rights as the Rights Certificate(s) surrendered.  Any registered holder desiring to transfer or exchange any Rights Certificate(s) shall make such request in writing delivered to the Rights Agent, and shall surrender such Rights Certificate(s) (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose.  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate(s) until the registered holder of the Rights has complied with the requirements of Section 7(e). Upon satisfaction of the foregoing requirements, the Rights Agent shall, subject to Sections 4(b), 7(d), 14 and 24, countersign and deliver to the Person entitled thereto a Rights Certificate(s) as so requested.  The Company may require payment of a sum sufficient to cover any Transfer Tax that may be imposed in connection with any transfer or exchange of any Rights Certificate(s).

(b)           Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will issue and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7.    Exercise of Rights; Expiration Date of Rights; Restrictions on Transfer.  (a) Subject to Section 7(d), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, Sections 7(e), 9(c), 11(a), 13, 23,  and 24), in whole or in part, at any time after the Distribution Date and prior to the Expiration Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed (with signatures guaranteed), to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (in lawful money of the United States of America by certified check or bank draft payable to the order of the Company) with respect to the Rights then to be exercised and an amount equal to any applicable Transfer Tax.

(b)           Upon satisfaction of the requirements of Section 7(a) and subject to Section 20(k), the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent therefor) certificates (or registrations in uncertificated book-entry form on the books of the Company) for the total number of one one-hundredths of a share of Preferred Stock to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), or (B) if the Company shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights with a depository agent, requisition from the depository agent depository receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case either (1) certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depository agent, or (2) registrations in the depository agent’s name in uncertificated book-entry form on the books of the Company shall be made by the transfer agent), and the Company will direct the depository agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14, and (iii) after receipt of such certificates (or evidence of registrations in uncertificated book-entry form on the books of the Company) or depository receipts and cash, if any, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate (with such certificates (or registrations in uncertificated book-entry form on the books of the Company) or receipts registered in such name or names as may be designated by such holder).  If the Company is obligated to deliver Class A Common Stock, Class B Common Stock, other securities or assets pursuant to this Agreement, the Company will make all arrangements necessary so that such other securities and assets are available for distribution by the Rights Agent, if and when appropriate.

(c)           If the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, then a new Rights Certificate evidencing the number of Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14.

(d)           Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, any Rights beneficially owed by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or in any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer which the Continuing Directors have determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(d) shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise; provided, however, that the foregoing provisions of this Section 7(d) shall not apply to Rights beneficially owned by an Acquiring Person (or an Associate or Affiliate) of such Acquiring Person or a transferee thereof if such Person became an Acquiring Person pursuant to a Qualifying Tender Offer.  The Company shall use all reasonable efforts to insure that the provisions of Section 4(b) and this Section 7(d) are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates and Associates or any transferee of any of them hereunder.

(e)           Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer pursuant to Section 6 or exercise pursuant to this Section 7 unless such registered holder (i) shall have completed and signed the certificate contained in the form of assignment or election to purchase, as the case may be, set forth on the reverse side of the Rights Certificate surrendered for such transfer or exercise, as the case may be, (ii) shall not have indicated an affirmative response to clause 1 or 2 thereof, and (iii) shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

(f)           No Rights Certificate shall be issued pursuant to Section 3 that represents rights Beneficially Owned by an Acquiring Person whose rights would be void pursuant to the provisions of Section 7(d) or any Associate or Affiliate thereof.  No Rights Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose rights would be void pursuant to the provisions of Section 7(d) or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate.  Any Rights Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose rights would be void pursuant to the provisions of Section 7(d) shall be canceled.

Section 8.    Cancellation and Destruction of Rights Certificates.  All Rights Certificates surrendered for exercise, transfer or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in either such case shall deliver a certificate of cancellation or destruction thereof, as appropriate, to the Company.

Section 9.    Reservation and Availability of Capital Stock.  (a) The Company covenants and agrees that it will use reasonable efforts to cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock a number of shares of Preferred Stock that will be, except as provided in Section 11(a)(iii), sufficient to permit the exercise in full of all outstanding Rights as provided in this Agreement.

(b)           The Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock issued or reserved for issuance in accordance with this Agreement to be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Class A Common Stock is listed or, if the principal market for the Class A Common Stock is not on any national securities exchange, to be eligible for quotation in a national inter-dealer quotation system.

(c)           The Company shall use its best efforts (i) to file, as soon as practicable following the earliest date after the occurrence of a Flip-in Event, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date.  The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or blue sky laws of the various states in connection with the exercisability of the Rights.  The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in Section 9(c)(i), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective.  Upon any such suspension, the Company shall notify the Rights Agent and issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect that the rights are currently exercisable.  Notwithstanding any such provision of this Agreement to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, such exercise therefor shall not be permitted under applicable law or a registration statement in respect of such securities shall not have been declared effective.

(d)           The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights shall, at the time of delivery of the certificates for such Preferred Stock (subject to payment of the Purchase Price), be duly authorized, validly issued, fully paid, and nonassessable.

(e)           The Company further covenants and agrees that it will pay when due and payable any and all Transfer Taxes which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates (or registrations in uncertificated book-entry form on the books of the Company) for Preferred Stock upon the exercise of Rights.  The Company shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer involved in the issuance or delivery of any Rights Certificates or of any certificates (or registrations in uncertificated book-entry form on the books of the Company) for Preferred Stock (or Class A Common Stock or other securities, as the case may be) to a Person other than the registered holder of the applicable Rights Certificate, and prior to any such transfer, issuance or delivery any such Transfer Tax shall have been paid by the holder of such Rights Certificate or it shall have been established to the Company's satisfaction that no such Transfer Tax is due.

Section 10.    Preferred Stock Record Date.  Each Person (other than the Company) in whose name any certificate (or registration in uncertificated book-entry form on the books of the Company) for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Stock represented thereby on, and such certificate (or registration in uncertificated book-entry form on the books of the Company) shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable Transfer Taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company relating to the Preferred Stock are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate (or registration in uncertificated book-entry form on the books of the Company) shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open.

Section 11.   Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.  The Purchase Price, the number and kind of shares covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time, as provided in this Section 11.

(a)(i) If the Company shall at any time after the date of this Agreement (A) declare or pay a dividend on the Preferred Stock payable in shares of Preferred Stock (or other capital stock), (B) subdivide or split the outstanding Preferred Stock into a greater number of shares, (C) combine or consolidate the outstanding Preferred Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Preferred Stock, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger involving the Company in which the Company is the surviving or continuing corporation), except as otherwise provided in Section 7(d) and this Section 11(a), then the Purchase Price in effect immediately prior to the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or other capital stock issuable on such date shall be proportionately adjusted so that each holder of a Right shall thereafter be entitled to receive, upon exercise thereof at the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or other capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the applicable transfer books of the Company were open, such holder would have been entitled to receive upon such exercise and by virtue of such dividend, subdivision, combination or reclassification.  If an event occurs which requires an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii)           Subject to Sections 23 and 24, upon the occurrence of a Flip-in Event, proper provision shall promptly be made so that each holder of a Right shall (except as otherwise provided herein, including, without limitation, Section 7(d)) thereafter be entitled to receive, upon exercise of a Right in accordance with the terms of this Agreement and payment of the Purchase Price, the greater of (A) the number of one one-hundredths of a share of Preferred Stock for which such Right was exercisable immediately prior to the first occurrence of the event described in this Section 11(a)(ii) or (B) such number of one one-hundredths of a share of Preferred Stock, based on the per share Fair Market Value of the Preferred Stock (determined pursuant to Section 11(b)) on the date of such first occurrence, as have a value equal to twice the Purchase Price; provided, however, that if the Flip-in Event is also a Flip-over Event, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

(iii)           If the Company does not have available sufficient authorized but unissued shares of Preferred Stock to permit the adjustments required pursuant to the foregoing subparagraph (i) or the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), then the Company shall take all such action as may be necessary to authorize and reserve for issuance such number of additional shares of Preferred Stock as may from time to time be required to be issued upon the exercise in full of all Rights from time to time outstanding and, if necessary, shall use its best efforts to obtain shareholder approval thereof.  In lieu of issuing shares of Preferred Stock in accordance with the foregoing subparagraphs (i) and (ii), the Company may, if the Board of Directors determines (but only if at the time of such determination there are then in office not less than two Continuing Directors and such action is approved by a majority of the Continuing Directors then in office) that such action is necessary or appropriate and not contrary to the interests of the holders of Rights, elect to issue or pay, upon the exercise of the Rights, cash, property, shares of Preferred Stock or Common Stock, or any combination thereof, having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Preferred Stock which otherwise would have been issuable pursuant to Section 11(a)(i) or 11(a)(ii), which Fair Market Value shall be determined by an investment banking firm selected by the Board of Directors (but only if at the time of such selection there are then in office not less than two Continuing Directors and such selection is approved by a majority of the Continuing Directors then in office).  For purposes of the preceding sentence, the Fair Market Value of the Preferred Stock shall be determined pursuant to Section 11(d).  Subject to Section 23, any such election by the Board of Directors of the Company must be made and publicly announced within 30 days after the date on which the event described in Section 11(a)(ii) occurs.

(b)           If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock (or securities having the same rights, privileges and preferences as the shares of Preferred Stock (“Equivalent Preferred Securities”)) or securities convertible into or exercisable for Preferred Stock (or Equivalent Preferred Securities) at a price per share of Preferred Stock (or Equivalent Preferred Securities) (in each case, taking account of any conversion or exercise price) less than the current market price (as determined pursuant to Section 11(d)) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate price (taking account of any conversion or exercise price) of the total number of shares of Preferred Stock (and/or Equivalent Preferred Securities) so to be offered would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock (and/or Equivalent Preferred Securities) so to be offered.  In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, or, if at the time of such determination there is an Acquiring Person, by a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.  Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed, and if such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)           In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger involving the Company in which the Company is the surviving entity) of evidences of indebtedness, equity securities other than Preferred Stock, cash or assets (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company) or rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d)) per share of Preferred Stock on such record date, less the value (as determined pursuant to Section 11(d)) of such evidences of indebtedness, equity securities, assets, rights, options or warrants so to be distributed with respect to one share of Preferred Stock, and the denominator of which shall be such current market price per share of Preferred Stock (as determined by Section 11(d)).  Such adjustment shall be made successively whenever such a record date is fixed, and if such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)           For purposes of this Agreement, the “Fair Market Value” of any share of Preferred Stock or Common Stock or any Right or other security or any other property on any date shall be determined as provided in this Section 11(d).  In the case of a publicly traded stock or other security, the Fair Market Value on any date shall be determined to be the average of the daily closing prices per share of such stock or per unit of such other security for the 30 consecutive Trading Days immediately prior to such day; provided, however, that if the Fair Market Value per share of any share of stock is determined during a period following the announcement by the issuer of such stock of (A) a dividend or distribution on such stock payable in shares of such stock or securities exercisable for or convertible into shares of such stock (other than the Rights), or (B) any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, and prior to the expiration of the requisite 30 Trading Day period after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, split, combination, consolidation, reverse stock split or reclassification, then, and in each such case, the “Fair Market Value” shall be properly adjusted by the Board of Directors to take into account ex-dividend or post-dividend trading.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares of stock are listed or admitted to trading or, if the shares of stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal national inter-dealer quotation system on which such shares are quoted or, if on any such date the shares of stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the stock selected by the Board of Directors of the Company, or, if at the time of such selection there is an Acquiring Person, by a majority of the Continuing Directors.  If on any such date no market maker is making a market in the stock, then the Fair Market Value of such shares on such date as determined in good faith by the Board of Directors of the Company (or, if at the time of such determination there is an Acquiring Person, then by a majority of the Continuing Directors) shall be used.  If the stock is not publicly held or not so listed or traded, the “Fair Market Value” per share means the fair value per share as determined in good faith by the Board of Directors of the Company, or, if at the time of such determination there is an Acquiring Person, by a majority of the Continuing Directors, or if there are no Continuing Directors, by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes; provided, however, that for purposes of making the adjustment provided for by Section 11(a)(ii), the Fair Market Value of a share of Preferred Stock shall not be less than 100% of the product of the Fair Market Value of a share of Common Stock multiplied by the greater of the then current Dividend Multiple or Vote Multiple applicable to the Preferred Stock (as such terms are then currently defined in the Certificate of Designations relating to the Preferred Stock) and shall not exceed 105% of the product of the then current Fair Market Value of a share of Common Stock multiplied by the greater of the then current Dividend Multiple or Vote Multiple applicable to the Preferred Stock.  In the case of property other than securities, the “Fair Market Value” thereof shall be determined in good faith by the Board of Directors of the Company (or, if at the time of such determination there is an Acquiring Person, then by a majority of the Continuing Directors) based upon such appraisals or valuation reports of such independent experts as the directors making such determination shall in good faith determine to be appropriate in accordance with good business practices and the interest of the holders of the Rights.  Any such determination of Fair Market Value shall be described in a statement filed with the Rights Agent and shall be binding upon the Company, the Rights Agent and the holders of the Rights.

(e)           All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-hundredth of a share, as the case may be.

(f)           If at any time, as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right shall be entitled to receive upon exercise of such Right any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (l), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g)           All Rights originally issued by the Company subsequent to any adjustment made hereunder shall evidence the right to purchase, at the Purchase Price then in effect, the then applicable number of one one-hundredths of a share of Preferred Stock and other capital stock of the Company issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)           Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-hundredths of a share for which a Right was exercisable immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)           The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which such Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j)           Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of shares which were expressed in the initial Rights Certificates issued hereunder but, nevertheless shall represent the Rights as so adjusted.

(k)           Before taking any action that would cause an adjustment reducing the Purchase Price below the par value, if any, of the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue as fully paid and nonassessable such number of one one-hundredths of a share of Preferred Stock at such adjusted Purchase Price.

(l)           Anything in this Section 11 to the contrary notwithstanding, in the event of any reclassification of stock of the Company or any recapitalization, reorganization or partial liquidation of the Company or similar transaction, the Company shall be entitled to make such further adjustments in the number of shares of Preferred Stock which may be acquired upon exercise of the Rights, and such adjustments in the Purchase Price therefor, in addition to those adjustments expressly required by the other subparagraphs of this Section 11, as the Board of Directors of the Company shall determine to be necessary or appropriate in order for the holders of the Rights in such event to be treated equitably and in accordance with the purpose and intent of this Agreement or in order that any such event shall not, but for such adjustment, in the opinion of counsel to the Company, result in the shareholders of the Company being subject to any United States federal income tax liability by reason thereof.

(m)           Notwithstanding anything in this Agreement to the contrary, if at any time after the Effective Date and prior to the Distribution Date the Company shall (i) pay a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock into a larger number of shares, or (iii) combine the outstanding Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of  which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

(n)           In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Preferred Stock or other capital stock of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(o)           The Company covenants and agrees that it will not at any time after the Distribution Date, (i) consolidate with any other Person, (ii) merge with or into any other Person, (iii) effect a statutory share exchange with any Person, or (iv) sell, lease or otherwise transfer (and/or permit any of its Subsidiaries to sell, lease or otherwise transfer), in one transaction or a series of related transactions, assets aggregating more than 50% of the assets (measured by either book value or Fair Market Value) or generating more than 50% of operating income or cash flow of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons if (x) at the time of or immediately after such consolidation, merger, statutory share exchange, sale, lease or transfer there are any rights, warrants or other instruments or securities outstanding or any  agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, or (y) prior to, simultaneously with or immediately after such consolidation, merger, statutory share exchange, sale, lease or transfer, the shareholders of a Person who constitutes, or would constitute, the “Principal Party” for the purposes of Section 13 shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

(p)           The Company covenants and agrees that after the Distribution Date, it will not, except as permitted by Sections 23, 24 or 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, unless such action is approved by a majority of the Continuing Directors.

Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate (or registration in uncertificated book-entry form on the books of the Company) representing shares of Common Stock) in the manner set forth in Section 26.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein.

Section 13.    Consolidation, Merger or Sale or Transfer of Assets or Earning Power.  (a) Except for any transaction with a Person who has consummated a Qualifying Tender Offer which transaction is approved by a majority of the Continuing Directors, if following the Share Acquisition Date, directly or indirectly, any of the following (a “Flip-over Event”) shall occur:

(w)           the Company shall consolidate with, merge with or into, or otherwise combine with, any other Person, and the Company shall not be the continuing or surviving corporation of such consolidation, merger or combination, or

(x)           any Person shall consolidate with, merge with or into, or otherwise combine with, the Company, and the Company shall be the continuing or surviving corporation of such consolidation, merger or combination and, in connection with such consolidation, merger or combination, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for other stock or securities of the Company or any other Person or cash or any other property, or

(y)           the Company shall be a party to any statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person, or

(z)           the Company and/or one or more of its Subsidiaries shall sell, lease or otherwise transfer, in one transaction or a series of related transactions, assets aggregating more than 50% of the assets (measured by either book value or Fair Market Value) or generating more than 50% of the operating income or cash flow of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons or any Affiliate or Associate of such Person(s), then, and in each such case, proper provision shall promptly be made so that

(i)
each holder of a Right, except as provided in Section 7(d), shall thereafter be entitled to receive, upon exercise thereof and payment of the Purchase Price in accordance with the terms of this Agreement, such number of duly authorized, validly issued, fully paid and nonassessable shares of freely tradable Common Stock of the Principal Party, not subject to any rights of call or first refusal, liens, encumbrances or other claims, as shall (based on the Fair Market Value of the Common Stock of the Principal Party) be equal to on the date of consummation of such consolidation, merger, combination, statutory share exchange, sale, lease or transfer twice the Purchase Price;

(ii)
the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, combination, statutory share exchange, sale, lease or transfer, all the obligations and duties of the Company pursuant to this Agreement;

(iii)
the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Flip-over Event;

(iv)
such Principal Party shall take such steps (including, without limitation, the authorization and reservation of a sufficient number of shares of its Common Stock to permit exercise of all outstanding Rights in accordance with this Section 13(a)) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; and

(v)	the provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of a Flip-over Event.

However, upon the subsequent occurrence of any consolidation, merger, combination, statutory share exchange, sale, lease, transfer, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, without limitation, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

(b)           “Principal Party” means:

(i)
in the case of any transaction described in Sections 13(a) (w), (x) or (y), (A) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger, consolidation, or combination or for which shares of Common Stock of the Company are exchanged in such statutory share exchange, or, if there is more than one such issuer, the issuer of the Common Stock of which has the greatest aggregate market value, or (B) if no securities are issued, (x) the Person that survives such consolidation or is the other party to the merger, combination or statutory share exchange, or, if there is more than one such Person, the Person the Common Stock of which has the greatest aggregate market value, or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives); and

(ii)
in the case of any transactions described in Sections 13(a)(z), the Person that is the party receiving the greatest portion of the assets, operating income or cash flow transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets, operating income or cash flow so transferred, or, if the Person receiving the greatest portion of the assets, operating income or cash flow cannot be determined, the Person the Common Stock of which has the greatest aggregate market value;

provided, however, that in any such case, (A) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

(c)           The Company shall not consummate any such consolidation, merger, combination, statutory share exchange, sale, lease or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which are not outstanding or otherwise reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that the Principal Party shall, upon consummation of such consolidation, merger, combination, statutory share exchange, sale, lease or transfer, assume this Agreement in accordance with Section 13(a) and that all rights of first of refusal or preemptive rights in respect of the issuance of shares of Common Stock of the Principal Party upon exercise of outstanding Rights have been waived and that such transaction shall not result in a default by the Principal Party under this Agreement, and further providing that, as soon as practicable after the date of any consolidation, merger, combination, statutory share exchange, sale, lease or transfer mentioned in Section 13(a), the Principal Party will (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities issuable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement (A) to become effective as soon as practicable after such filing, and (B) to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; (ii) use its best efforts to list (or continue the listing of) the Rights and the securities issuable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on a national inter-dealer quotation system; and (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

(d)           The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, combinations, statutory share exchanges, sales, leases or other transfers.  If any Flip-over Event shall occur at any time after the occurrence of a Flip-in Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

(e)           If the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its certificate or articles of incorporation or bylaws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such a Principal Party at less than the Fair Market Value per share (determined pursuant to Section 11(b) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Fair Market Value (other than to holders of Rights pursuant to this Section 13), or (ii) providing for any special tax or similar payment in connection with the issuance to any holder of a Right of Common Stock of such Principal Party pursuant to the provisions of this Section 13 then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived, amended or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, consummation of the proposed transaction.

Section 14.       Fractional Rights and Fractional Shares.  (a) The Company shall not be required to issue fractions of Rights, or to distribute Rights Certificates which evidence fractional Rights, unless such fractional Rights result from a transaction referred to in Section 11(a)(i).  In lieu of any such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the Fair Market Value of a whole Right.

(b)           The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are multiples of one one-hundredth of a share of Preferred Stock).  In lieu of any such fractional shares of Preferred Stock, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as provided herein an amount in cash equal to the same fraction of the Fair Market Value of one one-hundredth of a share of Preferred Stock.

(c)           Upon any exchange pursuant to Section 24, the Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates (or make registrations in uncertificated book-entry form on the books of the Company) which evidence fractional shares of Common Stock.  In lieu of fractional shares of Common Stock, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exchanged as provided herein an amount in cash equal to the same fraction of the Fair Market Price of a share of Common Stock.

(d)           The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as permitted by this Section 14.

Section 15.   Rights of Action.  All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of Common Stock), and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of any Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of any Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations of, and injunctive relief against actual or threatened violations of the obligations of, any Person subject to this Agreement.

Section 16.   Agreement of Right Holders.  Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)           prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

(b)           after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c)           subject to Sections 6(a) and 7(e), the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, a certificate (or registration in uncertificated book-entry form on the books of the Company) representing Common Stock) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or any certificate (or registration in uncertificated book-entry form on the books of the Company) representing shares of Common Stock made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(d), shall be affected by any notice to the contrary; and

(d)           notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17.   Rights Certificate Holder Not Deemed a Shareholder.  No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.   Concerning the Rights Agent.  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the execution or administration of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement or the exercise or performance of its duties hereunder, including the costs and expenses of defending against any claim of liability.

(b)           The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with the administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Rights Certificate or certificate (or registration in uncertificated book-entry form on the books of the Company) for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 19.   Merger or Consolidation or Change of Name of Rights Agent.  (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, then any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b)           If at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, then the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, then the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases, such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20.   Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)           The Rights Agent may consult with legal counsel (who may be legal counsel for the Rights Agent or the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)           Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Fair Market Value) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof is specifically prescribed herein) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent.  Any such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)           The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

(d)           The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)           The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(d)) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(f)           The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)           The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President any  Vice President, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer.

(h)           The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)           The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to any holders of Rights resulting from any such act, default, neglect or misconduct; provided, however, that reasonable care was exercised in the selection and continued employment thereof.

(j)           No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)           If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21.    Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ written notice mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Rights Certificates by first-class mail.  In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' written notice, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and subsequent to the Distribution Date, to the holders of the Rights Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days of giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the State of Georgia (or any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Georgia), in good standing, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a corporation described in Section 21(a).  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, subsequent to the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates.  Failure to give any notice provided for in this Section 21, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.   Issuance of New Rights Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities issuable or property purchasable upon exercise of the Rights made in accordance with the provisions of this Agreement.

Section 23.   Redemption and Termination.  (a) The Company may, at its option, but only upon the vote of a majority of the Board of Directors then in office, at any time prior to the earlier of (i) the Close of Business on the tenth day after the Share Acquisition Date (or, subject to Section 27, such later date as a majority of the Continuing Directors may designate), or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being referred to herein as the “Redemption Price”), and the Company may, at its option, pay the Redemption Price in shares of Common Stock (based on the Fair Market Value of the shares of Common Stock at the time of redemption), cash or any other form of consideration deemed appropriate by the Board of Directors; provided, however, that at any time after the occurrence of a Flip-in Event, any redemption of the Rights shall be effective only if there are Continuing Directors then in office, and such redemption shall have been approved by a majority of such Continuing Directors; provided, further, that if the period during which the immediately preceding requirements regarding the incumbency and approval of Continuing Directors may be enforced is limited by Section 14-2-624(d)(2) of the Georgia Business Corporation Code, or any successor to such law, then such requirements shall be effective to the fullest extent and for the longest period(s) permitted by such law or any successor to such law.  In addition, any redemption of Rights shall also be subject to any additional approval procedures required by the articles of incorporation or bylaws of the Company.  Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Flip-in Event until such time as the Company's right of redemption hereunder has expired.

(b)           If, following the occurrence of a Share Acquisition Date and following the expiration of the right of redemption hereunder (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, which did not result in the occurrence of a Triggering Event, such that such Person is thereafter the Beneficial Owner of 10% or less of the outstanding Common Stock, and (ii) there are no other Persons immediately following the occurrence of the event described in clause (i) who are Acquiring Persons, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23.

(c)           Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights with, where required, the concurrence of the Continuing Directors, and without any further action and without any notice, the right to exercise the Rights will terminate and thereafter the only right of the holders of Rights shall be to receive the Redemption Price for each Right so held.  The Company shall promptly thereafter give notice of such redemption to the Rights Agent and the holders of the Rights in the manner set forth in Section 26; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such redemption.  Any notice which is mailed in the manner provided herein shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Section 24.   Exchange.  (a) At any time after the occurrence of a Flip-in Event, a majority of the Continuing Directors may, at their option, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to Section 7(d)) for shares of Class A Common Stock at an exchange ratio of one share of Class A Common Stock per Right held by the holder of Class A Common Stock and for shares of Class B Common Stock at an exchange ratio of one share of Class B Common Stock per Right held by the holder of Class B Common Stock, in each case, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).  If a holder owns both Class A Common Stock and Class B Common Stock, then the shares of Common Stock issued to such holder in exchange for Rights shall be apportioned pro rata based upon the ratio of shares of Class A Common Stock and Class B Common Stock held by such Person.

(b)           Immediately upon the action of the Continuing Directors electing to exchange any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights will terminate and thereafter the only right of a holder of such Rights shall be to receive that number of shares of Class A Common Stock or Class B Common Stock (as applicable) equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly thereafter give notice of such exchange to the Rights Agent and the holders of the Rights to be exchanged in the manner set forth in Section 26; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  Any notice which is mailed in the manner provided herein shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to Section 7(d)) held by each holder of Rights.

(c)           If there shall not be sufficient Class A Common Stock or Class B Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated by this Section 24, the Company shall take all such action as may be necessary to authorize additional Class A Common Stock or Class B Common Stock (as applicable) for issuance upon exchange of the Rights.  If the Company shall, after a good faith effort, be unable to take all such action as may be necessary to authorize such additional Class A Common Stock or Class B Common Stock (as applicable), the Company may substitute other equity securities of the Company which a majority of the Continuing Directors has determined to be essentially equivalent to shares of Class A Common Stock or Class B Common Stock (as applicable) in respect to dividend, liquidation and voting rights (such securities being referred to herein as “Common Stock Equivalents”) for shares of Class A Common Stock or Class B Common Stock (as applicable) exchangeable for Rights, at the initial rate of one Common Stock Equivalent for each share of Class A Common Stock or Class B Common Stock (as applicable).

Section 25.   Notice of Proposed Actions.  (a) If the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of its Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Stock or Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), (iv) to effect any consolidation or merger with or into any other Person, or to effect a statutory share exchange with any Person, or to effect and/or to permit one or more of its Subsidiaries to effect any sale, lease or other transfer, in one transaction or a series of related transactions, of assets aggregating more than 50% of the assets (measured by either book value or fair market value) or generating more than 50% of the operating income or cash flow of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of any such dividend, distribution or offering of rights or warrants, or the date on which any such reclassification, consolidation, merger, statutory share exchange, sale, lease, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Common Stock or Preferred Stock entitled to participate in such dividend, distribution or offering, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock or Preferred Stock, whichever shall be the earlier.  The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b)           Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date a public filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given to such holders.

(c)           If a Triggering Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Right, in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or 13, as the case may be, and (ii) upon consummating such transaction, shall similarly give notice thereof to each holder of Rights.  The failure to give the notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

Section 26.     Notices.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right to or on the Company shall be sufficiently given or made if sent by postage prepaid mail to the address of the Company indicated on the signature page hereof or such other address as the Company shall specify in writing to the Rights Agent.  Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right to or on the Rights Agent shall be sufficiently given or made if sent by postage prepaid mail to the address of the Rights Agent indicated on the signature page hereof or such other address as the Rights Agent shall specify in writing to the Company.  Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, prior to the Distribution Date, to the holder of any certificate (or registration in uncertificated book-entry form on the books of the Company) representing shares of Common Stock) shall be sufficiently given or made if sent by postage prepaid mail to the address of such holder shown on the registry books of the Company.

Section 27.    Supplements and Amendments.  Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates (or registrations in uncertificated book-entry form on the books of the Company) representing shares of Common Stock.  From and after the Distribution Date, and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (c) to shorten or lengthen any time period hereunder (which shortening or lengthening shall be effective only if there are Continuing Directors in office and shall require the concurrence of a majority of such Continuing Directors), or (d) to change or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement may not be supplemented or amended pursuant to Section 27(c) to lengthen (i) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (ii) any other time period, unless lengthening such other time period is for the purpose of protecting, enhancing, or clarifying the rights of, or benefits to the holders of, the Rights.  Notwithstanding the foregoing, after any Person has become an Acquiring Person, any supplement or amendment shall be effective only if there are Continuing Directors then in office, and such supplement or amendment shall have been approved by a majority of such Continuing Directors.  Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.  Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made at such time as the Rights are not then redeemable which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable.  Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

Section 28.    Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.    Determinations and Actions by the Board of Directors.  For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) under the Exchange Act as in effect on the date of this Agreement.  The Board of Directors of the Company (or, after any Person has become an Acquiring Person, a majority of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement, and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or exchange or not to redeem or exchange the Rights or to amend this Agreement); provided, however, that any redemption of Rights shall also be subject to any additional approval procedures required by the articles of incorporation or bylaws of the Company.  All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (or, after any Person has become an Acquiring Person, by the Continuing Directors) in good faith, shall (x) be final, conclusive and binding on the Company (subject to any additional redemption approval procedures referred to in the proviso to the immediately preceding sentence), the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company or the Continuing Directors to any liability to the holders of the Rights.

Section 30.     Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the certificates (or registrations in uncertificated book-entry form on the books of the Company) representing the shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the certificates (or registrations in uncertificated book-entry form on the books of the Company) representing the shares of Common Stock).

Section 31.     Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that, notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company (or, after any Person has become an Acquiring Person, a majority of the Continuing Directors) determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors or Continuing Directors, as the case may be.

Section 32.     Governing Law.  This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Georgia and for all purposes shall be governed by and construed in accordance with the laws of such State (other than its conflicts of laws rules) applicable to contracts to be made and performed entirely within such State; except that the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

Section 33.      Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 34.      Descriptive Headings.  The captions herein are included for convenience of reference only, do not constitute a part of this Agreement and shall be ignored in the construction and interpretation hereof.

Section 35.      Force Majeure.  Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INTERFACE, INC.

By:  /s/ Daniel T. Hendrix
Daniel T. Hendrix
President

Interface, Inc.
2859 Paces Ferry Road
Suite 2000
Atlanta, Georgia 30339

COMPUTERSHARE TRUST COMPANY, N.A.

By:  /s/ Dennis V. Moccia_____________________
Name:  Dennis V. Moccia
      Title:  Managing Director

Computershare Trust Company, N.A.
730 Peachtree Street, Suite 840
Atlanta, Georgia  30308

Exhibit A
ARTICLES OF RESTATEMENT
OF THE
ARTICLES OF INCORPORATION
OF
INTERFACE, INC.

Pursuant to Section 14-2-1007 of the Georgia Business Corporation Code, Interface, Inc., a Georgia corporation, hereby submits these Articles of Restatement to the Secretary of State of Georgia for filing.

1.           The name of the corporation is Interface, Inc. (the “Corporation”).

2.           The Articles of Incorporation of the Corporation are hereby amended and restated to read as set forth in the text of the Restated Articles of Incorporation annexed hereto as Exhibit I and hereby made a part hereof (the “Restated Articles”).  Such Restated Articles shall supersede the original Articles of Incorporation and all amendments thereto and restatements thereof.

3.           The Restated Articles contain amendments to the Articles of Incorporation of the Corporation which do not require shareholder approval.  The amendments were duly approved and adopted by the board of directors of the Corporation on March 7, 2008.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be executed by its duly authorized officer on the 17th day of March, 2008, who certifies the information set forth above.

INTERFACE, INC.

By:   _______________________________
Raymond S. Willoch
Senior Vice President and General Counsel

Exhibit I

RESTATED ARTICLES OF INCORPORATION
OF
INTERFACE, INC.
(March 17, 2008)

I.

The name of the Corporation is:

INTERFACE, INC.

II.

The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

III.

The Corporation shall have perpetual duration.

IV.

The Corporation is organized for the following purposes:

To manufacture, produce, assemble, fabricate, import, purchase or otherwise acquire, invest in, own, hold, use, maintain, service or repair, sell, rent, lease, pledge, mortgage, exchange, export, distribute, assign and otherwise dispose of, and to trade and deal in and with, at wholesale or retail, goods, wares, merchandise, commodities, articles of commerce and property of every kind and description, including, but not by way of limitation, carpet; and to engage in, conduct and carry on a general manufacturing, importing and exporting, merchandising, leasing, mercantile and trading business in any and all branches thereof.

To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the Corporation.

IN FURTHERANCE OF AND NOT IN LIMITATION of the general powers conferred by the laws of the State of Georgia and the objects and purposes herein set forth, it is expressly provided that to such extent as a corporation organized under the Georgia Business Corporation Code may now or hereafter lawfully do, the Corporation shall have the power to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be authorized to do or to exercise under the Georgia Business Corporation Code or under any act amendatory thereof, supplemental thereto or substituted therefor.

The foregoing provisions of this Article IV shall be construed both as purposes and powers and each as an independent purpose and power.  The foregoing enumeration of specific purposes and powers herein specified shall, except when otherwise provided in this Article IV, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation.

V.

A.           The total number of shares of capital stock which the Corporation shall have authority to issue is 125,000,000 shares, consisting of 80,000,000 shares of Class A Common Stock of $0.10 par value per share, 40,000,000 shares of Class B Common Stock of $0.10 par value per share (the Class A Common Stock and the Class B Common Stock hereinafter sometimes referred to collectively as the “Common Stock”), and 5,000,000 shares of Preferred Stock of $1.00 par value per share.

B.           The Corporation may purchase its own shares of capital stock out of unreserved and unrestricted earned surplus and capital surplus available therefor and as otherwise provided by law.

C.           The voting powers, designations, preferences and relative rights of the classes of Common Stock and Preferred Stock of the Corporation which are fixed by these Articles of Incorporation, and the authority expressly vested in the Board of Directors to fix by resolution or resolutions providing for the issue of Preferred Stock the voting power (if any), designations, preferences and relatives rights of the shares of Preferred Stock which are not fixed by these Articles of Incorporation, are as follows:

(1)           The Class A Common Stock and the Class B Common Stock shall be identical in all respects and the holders thereof shall have equal rights and privileges, except as otherwise provided in this Article V or required by law.

(2)           Subject to the provisions of any applicable law, or of the By-Laws of the Corporation as from time to time amended, with respect to the fixing of a record date for the determination of shareholders entitled to vote and except as otherwise provided by any applicable law or by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes.  The holders of outstanding shares of Common Stock shall be entitled to vote as follows:

(a)           With respect to the election of directors, holders of Class A Common Stock voting as a separate class shall be entitled to elect the largest number of directors that constitutes a minority of the Board of Directors and holders of Class B Common Stock voting as a separate class shall be entitled to elect the smallest number of directors that constitutes a majority of the Board of Directors.

(b)           The holders of Class A Common Stock as a separate class shall be entitled by majority vote to remove, with or without cause, any director elected by the holders of Class A Common Stock and the holders of Class B Common Stock as a separate class shall be entitled by majority vote to remove, with or without cause, any director elected by the holders of Class B Common Stock.

(c)           Any director elected by the Board of Directors to fill a vacancy shall serve until the next Annual Meeting of Shareholders and until his or her successor has been elected and qualified.  Any vacancy in the office of a director elected by the holders of Class A Common Stock may be filled by majority vote of such holders voting as a separate class and any vacancy in the office of a director elected by the holders of Class B Common Stock may be filled by majority vote of such holders voting as a separate class or, in the absence of a shareholder vote, in either case by majority vote of the remaining directors elected by holders of the same class.  Any vacancy created by increasing the number of directors may be filled by majority vote of the holders of Class A Common Stock voting as a separate class or of the holders of Class B Common Stock voting as a separate class or, in the absence of a shareholder vote, in either case by majority vote of the directors of such class, whichever is necessary in order to insure that holders of Class B Common Stock (or directors elected by them) shall have elected the smallest number of directors constituting a majority of Board of Directors, and that holders of Class A Common Stock (or directors elected by them) shall have elected the other members of the Board of Directors.

(d)           Except as otherwise provided herein or in the By-Laws of the Corporation or otherwise required by law, the holders of Class A and Class B Common Stock shall vote together as a single class on all matters submitted for vote of the shareholders, with each share being entitled to one vote.

(e)           Anything in this paragraph C to the contrary notwithstanding, Class A and Class B Common Stock shall be deemed to be in all respects a single class of Common Stock, and no distinction whatsoever shall exist between the voting rights or any other rights and privileges of the holders of Class A and Class B Common Stock from and after the earlier of the following:

(i)           the first date (after the effective date of these Amended and Restated Articles of Incorporation) on which the number of issued and outstanding shares of Class B Common Stock shall constitute less than 10% of the aggregate number of issued and outstanding shares of Class A and Class B Common Stock; or

(ii)           June 30, 1983, unless the Corporation has theretofore completed the issuance and sale of shares of Class A Common Stock to underwriters in connection with a public offering thereof registered on a Registration Statement on Form S-1 filed with the Securities and Exchange Commission.

(f)           Anything in this subparagraph (2) to the contrary notwithstanding:  (i) At any time when no shares of Class B Common Stock are issued and outstanding the holders of Class A Common Stock shall have exclusive voting power on all matters, and (ii) at any time when no shares of Class A Common Stock are outstanding the holders of Class B Common Stock shall have exclusive voting power on all matters.

(3)           Each holder of record of Class B Common Stock may at any time or from time to time, in such holder’s sole discretion, elect to convert any whole number of such holder’s Class B Common Stock into fully paid and nonassessable Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock converted.  Any such conversion may be effected by the holder surrendering the certificate or certificates evidencing the Class B Common Stock to be converted, duly endorsed, at the office of any transfer agent for the Class B Common Stock, together with a written notice (in form satisfactory to the Corporation) that the holder elects to convert all or a specified number of shares of Class B Common Stock and stating the name or names in which such holder desires the certificate or certificates for such shares of Class A Common Stock to be issued.  Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder’s nominee or nominees a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made at the close of business at the date of such surrender and the person or persons in whose names the certificates of Class A Common Stock are to be issued on such conversion shall be treated for all purposes as the holder or holders of such Class A Common Stock at such time.  Authorized shares of Class A Common Stock, to the extent that such shares shall be subject to issuance or reissuance upon conversion of shares of issued and outstanding Class B Common Stock as aforesaid, shall be held in reserve by the Corporation, without the necessity of a further declaration by the Board of Directors, to be issued or reissued only upon conversion of shares of issued and outstanding Class B Common Stock.  No Class B Common Stock may be issued unless the reserved shares of Class A Common Stock are sufficient to satisfy the conversion privilege that will then exist with respect to such Class B Common Stock when issued.

(4)           Any transfer of record of shares of Class B Common Stock other than to a Qualified Transferee (as herein defined) shall be conclusively deemed to constitute an election by the holder of record thereof to convert the said shares of Class B Common Stock into an equal number of shares of Class A Common Stock.  As used herein, Qualified Transferee means any one or more of (i) the transferor’s spouse, issue, parents or siblings, or a trust for the benefit of the transferor or any of such persons, (ii) in the event of the transferor’s death or legal disability, the transferor’s executor, administrator or personal representative, (iii) any transferee receiving the shares as a gift, legacy or inheritance, or as a distribution from a corporation or partnership in respect of the transferee’s ownership interest therein, or (iv) any other person approved by the Board of Directors or its designee upon written application submitted to the Secretary of the Corporation at least five business days prior to the date of the transfer.  Any shares of Class B Common Stock transferred beneficially but not of record may upon application by any record holder of Class B Common Stock be denied the right to vote and receive payment of dividends until the shares have been transferred of record.

(5)           Shares of Class B Common Stock (in addition to those issued in connection with the reclassification of the Corporation’s Common Stock effected on March 2, 1983) may be issued only (i) in connection with an acquisition by the Corporation or any of its subsidiaries of any other firm, corporation or business enterprise, (ii) pursuant to any employee benefit plan now in effect or hereafter adopted, (iii) in exchange for Class A Common Stock held by officers, directors or employees of the Corporation, or (iv) to effect a subdivision of such shares in the form of a stock split, stock dividend or other distribution in respect of such shares; provided, however, that at no time shall the number of shares; provided, however, that at no time shall the number of shares of Class B Common Stock issued and outstanding exceed 6,000,000 (as adjusted to reflect any subdivision, split, stock dividend, recapitalization, reclassification or consolidation of such shares).

(6)           Upon any stock dividend or other distribution in the form of Common Stock of the Corporation, only Class A Common Stock may be distributed in respect of Class A Common Stock and only Class B Common Stock may be distributed in respect of Class B Common Stock.  Whenever any such distribution is made, the same number of shares shall be distributed in respect of each outstanding share of Class A and Class B Common Stock.  The Corporation shall not combine or subdivide shares of either of such classes without at the same time making a proportionate combination or subdivision of shares of the other class.

(7)           Except as otherwise provided by applicable law, or by the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, the holders of shares of Preferred Stock shall not, by reason of such holding, (i) have any right to vote in the election of directors or for any other purpose, nor (ii) be entitled to notice of any meeting of shareholders.

(8)           Before any sum or sums shall be set aside or applied to the purchase of any outstanding shares of Common Stock, and before any dividend shall be declared or paid or any distribution ordered or made upon the Common Stock (other than a dividend payable in shares of Common Stock), the Corporation shall have complied with the dividend and sinking fund requirements (if any) set forth in any resolution or resolutions of the Board of Directors with respect to the issue of any series of Preferred Stock of which any shares shall at the time be outstanding.

(9)           Subject to the provisions of Paragraph C(8) of this Article V, and to such other limitations as may be specified in any resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends payable with respect to the Common Stock as may be declared by the Board of Directors from time to time.

(10)           In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which any series of the Preferred Stock is entitled as set forth in the resolution or resolutions of the Board of Directors providing for the issue thereof, the holders of outstanding shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share in all remaining assets of the Corporation available for distribution to its shareholders ratably according to the number of shares of Common Stock held by them.  Neither the merger nor consolidation of the Corporation with or into any other corporation or corporations, nor the merger or consolidation of any other corporation or corporations into or with the Corporation, nor the sale, transfer, mortgage, pledge or lease by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

(11)           The Preferred Stock may be issued from time to time in one or more series of any number of shares, except that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized.  Each series of Preferred Stock shall be distinctively designated by number, letter or descriptive words.

(12)           Authority is hereby expressly granted to and vested in the Board of Directors to issue the Preferred Stock at any time, or from time to time, as Preferred Stock of any one or more series, and, in connection with the establishment of each such series, to fix by resolution or resolutions providing for the issue of the shares thereof the voting powers, if any, and the designation, preferences and relative rights of each such series of Preferred Stock to the full extent now or hereafter permitted by these Articles of Incorporation and the laws of the State of Georgia, including, without limiting the generality of the foregoing, all of the following matters which may vary between each series:

(a)           The distinctive designation of such series and the number of shares which constitute such series, which number may be increased or decreased either before or subsequent to the issuance of any shares of such series (but not below the number of shares of such series then outstanding), from time to time by action of the Board of Directors;

(b)           The dividend rate of such series, the dates of payment thereof, and any limitations, restrictions or conditions on the payment of dividends, including whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on the shares of each series;

(c)           The price or prices at which, and the terms, times and conditions on which, the shares of such series may be redeemed at the option of the Corporation or at the option of the holders of such shares;

(d)           The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment to the holders of shares of each series;

(e)           Whether the shares of such series shall be entitled to the benefit of a purchase, retirement or sinking fund to be applied to the redemption or purchase of such series, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares of such series may be redeemed or purchased through the application of such fund;

(f)           Whether the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation, or the shares of any other series of Preferred Stock, and, if made so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(g)           Whether the shares of such series shall have any voting rights, and, if voting rights are so granted, the extent of such voting rights and the terms and conditions under which such voting rights may be exercised;

(h)           Whether the issue of any additional shares of such series or of any future series in addition to such series shall be subject to restrictions in addition to the restrictions, if any, on the issue of additional shares imposed in the resolution or resolutions fixing the terms of any outstanding series of Preferred Stock theretofore issued pursuant to this subparagraph (12), and, if subject to additional restrictions, the extent of such additional restrictions; and

(i)           Whether the shares of such series shall be entitled to the benefit of limitations restricting the purchase of, the payment of dividends on, or the making of other distributions in respect of stock of any class of the Corporation, and the terms of any such restrictions; provided, however, that such restrictions shall not include any prohibition on the payment of dividends or with respect to distributions in the event of voluntary or involuntary liquidation established for any outstanding series of Preferred Stock theretofore issued.

D.           The Board of Directors may from time to time distribute to shareholders out of capital surplus of the Corporation a portion of its assets, in cash or in property.

VI.

None of the holders of any capital stock of the Corporation of any kind, class or series now or hereafter authorized shall have preemptive rights with respect to any shares of capital stock of the Corporation of any kind, class or series now or hereafter authorized.

VII.

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director; provided, that this provision shall eliminate or limit the liability of a director only to the extent permitted from time to time by the Georgia Business Corporation Code or any successor laws or laws.

VIII.

A.           Designation of Series B Preferred Stock.  There is hereby established a series of Preferred Stock of the Corporation that shall be designated as “Series B Participating Cumulative Preferred Stock” (the “Series B Preferred Stock”), and the number of shares constituting such series shall be 1,000,000  The par value of each share of Series B Preferred Stock shall be $1.00.  If more than a total of 1,000,000 shares of Series B Preferred Stock shall be issuable upon the exercise of rights (the “Rights”) issued pursuant to the Rights Agreement dated March 7, 2008 and effective as of March 17, 2008, between the Corporation and Computershare Trust Company, N.A., as rights agent (as such agreement may be amended from time to time, the “Rights Agreement”), the Board of Directors of the Corporation, pursuant to Section 14-2-602 of the Georgia Business Corporation Code, as amended, and in accordance with the provisions of the Articles of Incorporation, shall adopt a resolution or resolutions increasing the previously determined total number of shares of Series B Preferred Stock authorized to be issued (to the extent that the Articles of Incorporation then permit) to the largest number of whole shares (rounded to the nearest whole number) issuable upon exercise of the Rights and directing that a statement of Articles of Amendment with respect to such increase in authorized shares of the Series B Preferred Stock be executed and filed with the Secretary of State of the State of Georgia.  The number of shares of the Series B Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise of the outstanding Rights.

B.           Dividends and Distributions.

(1)           Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Preferred Stock with respect to dividends, if any, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on the last day of March, June, September and December of each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount (payable in kind) of all cash dividends or other distributions and 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than (i) a dividend payable in shares of Common Stock (as defined below) of the Corporation or (ii) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock.  The multiple of such cash and non-cash dividends and distributions on the Common Stock applicable to the determination of the dividends to be paid on the Series B Preferred Stock, which shall initially be 100, but which shall be adjusted from time to time as provided herein, is referred to herein as the “Dividend Multiple.”  If the Corporation shall at any time after March 17, 2008 (the “Rights Declaration Date”), declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock or effect a subdivision or split or combination, consolidation or reverse stock split of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount which holders of shares of Series B Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.  For purposes hereof, “Common Stock” means the Corporation’s Class A Common Stock, par value $0.10 per share, and Class B Common Stock, par value $0.10 per share.

(2)           The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in Paragraph B(1) of this Article VIII immediately after it declares a dividend or distribution on the Common Stock (other than (a) a dividend payable in shares of Common Stock of the Corporation or (b) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)); provided, however, that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series B Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(3)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

C.           Voting Rights.  In addition to any other voting rights required by law, the holders of shares of Series B Preferred Stock shall have the following voting rights:

(1)           Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of shareholders of the Corporation.  The number of votes which a holder of a share of Series B Preferred Stock is entitled to cast, as the same may be adjusted from time to time, is hereinafter referred to as the “Vote Multiple.” If the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or split or combination, consolidation of reverse stock split of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case, the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series B Preferred Stock shall be entitled after such event shall be the Vote Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(2)           Except as otherwise provided herein or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of shareholders of the Corporation; provided, however, that, except as set forth in Paragraph C(3) of this Article VIII, the holders of shares of Series B Preferred Stock shall  vote with the holders of the Class A Common Stock in the election of directors.

(3)           Dividend Defaults on Series B Preferred Stock.

(a) If at any time dividends on any Series B Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon (whether or not consecutive), the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series B Preferred Stock then outstanding shall have been declared and paid or set apart for payment.  During each default period, all holders of Series B Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect one Director.

(b)           During any default period, such voting right of the holders of Series B Preferred Stock may be exercised initially at a special meeting called pursuant to Paragraph C(3)(c) of this Article VIII or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders; provided, however, that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy.  The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right.  At any meeting at which holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancy, if any, in the Board of Directors as may then exist up to one Director or, if such right is exercised at an annual meeting, to elect one Director.  If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number.  After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series B Preferred Stock.

(c)           Notwithstanding anything to the contrary contained in the Corporation's Articles of Incorporation or Bylaws, unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder(s) owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation.  Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph C(3)(c) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation.  Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request.  Such meeting may be called on similar notice by any shareholder(s) owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series.  Notwithstanding the provisions of this Paragraph C(3)(c), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of shareholders.

(d)           In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect one Director voting as a class, after the exercise of which right (i) the Director so elected by the holders of Preferred Stock shall continue in office until his or her successor shall have been elected by such holders or until the expiration of the default period, and (ii) any vacancy in the Board of Directors may (except as provided in Paragraph C(3)(b) of this Article VIII) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant.  References in this Paragraph C(3) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (ii) of the foregoing sentence.

(e)           Immediately upon the expiration of a default period, (i) the right of the holders of Preferred Stock, voting as a separate class, to elect Directors shall cease, (ii) the term of any Director elected by the holders of Preferred Stock, voting as a separate class, shall terminate, and (iii) the number of Directors shall be such number as may be provided for in the Articles of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of Paragraph C(3)(b) of this Article VIII (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or Bylaws).  Any vacancies in the Board of Directors effected by the provisions of clauses (ii) and (iii) in the preceding sentence may be filled in any manner provided for in the Articles of Incorporation or Bylaws.

(D)           Except as otherwise provided herein, holders of Series B Preferred Stock shall have no special voting rights, and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

D.           Certain Restrictions.

(1)           Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Paragraph B of this Article VIII are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series B Preferred Stock shall have been paid in full, the Corporation shall not:

(a)            declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

(b)           declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(c)           redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

(d)           redeem, purchase or otherwise acquire for value any shares of Series B Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series B Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(2)           The Corporation shall not permit any Subsidiary (as defined below) of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under Paragraph D(1) of this Article VIII, purchase or otherwise acquire such shares at such time and in such manner.

(3)           A “Subsidiary” of Corporation shall mean any corporation or other entity of which securities or other ownership interests entitled to cast as least a majority of the votes that would be entitled to be cast in an election of the Board of Directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Corporation or by any corporation or other entity that is otherwise controlled by the Corporation.

(4)           The Corporation shall not issue any shares of Series B Preferred Stock except upon exercise of  Rights issued pursuant to the Rights Agreement.

E.           Reacquired Shares.  Any shares of Series B Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Articles of Incorporation or as otherwise permitted under Georgia law.

F.           Liquidation, Dissolution or Winding Up.

(1)           Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made:

(a)           to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or

(b)           to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  The amount to which holders of Series B Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to the proviso to Paragraph F(1) of this Article VIII above is hereinafter referred to as the “Participating Liquidation Amount,” and the multiple of the amount to be distributed to holders of Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said proviso, as such multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Liquidation Multiple.”  If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or split or combination, consolidation or reverse stock split of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the amount to which holders of shares of Series B Preferred Stock shall be entitled to receive after such event shall be the Liquidation Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(2)            For purposes of this Paragraph F, none of the following events shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation:  (a) the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation; (b) the combination, consolidation or merger of the Corporation with or into one or more other corporations or other associations; (c) the consolidation or merger of one or more corporations or other associations with or into the Corporation; or (d) participation by the Corporation in a share exchange.

G.           Certain Reclassification And Other Events.

(1)           If, after the Rights Declaration Date, holders of shares of Common Stock receive in respect of their shares of Common Stock any share of capital stock of the Corporation (other than any share of Common Stock of the Corporation), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a “Transaction”), then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series B Preferred Stock shall be adjusted so that after such event the holders of Series B Preferred Stock shall be entitled, in respect of each share of Series B Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to

(a)           such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock,

(b)           such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights to which the holder of a share of Common Stock shall be entitled by virtue of the receipt in the Transaction of such capital stock, and

(c)           such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

(2)           If, after the Rights Declaration Date, holders of shares of Common Stock receive in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this Paragraph G(2), any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value (as defined below) of a share of Common Stock on the date of issuance of such right or warrant, then, and in each such event, the dividend rights, voting rights and rights upon the liquidation dissolution or winding up of the Corporation of the shares of Series B Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

(3)           If, after the Rights Declaration Date, holders of shares of Common Stock receive in respect of their shares of Common Stock any right or warrant to purchase capital stock (other than shares of Common Stock), including as such a right, for all purposes of this Paragraph G(3), any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Fair Market Value of a share of such capital stock on the date of issuance of such rights or warrant, then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series B Preferred Stock shall each be adjusted so that after such event holders of Series B Preferred Stock shall be entitled, in respect of each share of Series B Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (a) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction (as defined below), (b) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction, and (c) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction.  For purposes of this Paragraph G(3), the “Discount Fraction” shall be a fraction the numerator of which shall be the difference between (x) the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Corporation as contemplated by this Paragraph G(3) immediately after the distribution thereof and (y) the purchase price per share for such share of capital stock pursuant to such right or warrant, and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

(4)           For purposes of this Paragraph G, the “Fair Market Value” of a share of capital stock of the Corporation (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as defined below) immediately prior to such date; provided, however, that in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (a) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (b) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account ex-dividend or post-effective date trading.  The closing price for any day shall be the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Corporation).  The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Corporation is open.  If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value, “Fair Market Value” shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Corporation.  In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Corporation.

H.           Consolidation or Merger.  If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series B Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is exchanged or changed.  If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or split or combination, consolidation or reverse stock split of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

I.           Effective Time of Adjustments.

(1)           Adjustments to the Series B Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occur.

(2)           The Corporation shall give prompt written notice to each holder of a share of outstanding Series B Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions hereof.  Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

J.           No Redemption.  The Series B Preferred Stock shall not be redeemable.

K.           Rank.  The Series B Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Corporation's preferred stock, except any series that specifically provides that such series shall rank junior to the Series B Preferred Stock.

L.           Fractional Shares.  Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

M.           Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B Preferred Stock, voting separately as a class, or if no shares of Series B Preferred Stock are then outstanding, without the approval of a majority of the Continuing Directors, as such term is defined in the Rights Agreement.

Exhibit B

Form of Rights Certificate

Certificate No. R-                                                                                                                                               _____________________________Rights

NOT EXERCISABLE AFTER THE EARLIER OF MARCH 16, 2018, AND THE DATE ON WHICH THE RIGHTS EVIDENCED HEREBY ARE REDEEMED OR EXCHANGED BY THE COMPANY AS SET FORTH IN THE RIGHTS AGREEMENT.  THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT).  THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE OR MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(d) OF THE RIGHTS AGREEMENT.)]2

RIGHTS CERTIFICATE

INTERFACE, INC.

This Rights Certificate certifies that ________________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder (upon the terms and subject to the conditions set forth in the Rights Agreement, dated March 7, 2008 and effective as of March 17, 2008 (the “Rights Agreement”), between Interface, Inc., a Georgia corporation (the “Company”), and Computershare Trust Company, N.A. (the “Rights Agent”)), to purchase from the Company, at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the Expiration Date (as such term is defined in the Rights Agreement), one one-hundredth(s) of a fully paid, non-assessable share of Series B Participating Cumulative Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $90.00 per one one-hundredth of a share (the “Purchase Price”), payable in lawful money of the United States of America, upon surrender of this Rights Certificate, with the form of election to purchase and related certificate duly executed, and payment of the Purchase Price at an office of the Rights Agent designated for such purpose.

2      If applicable, insert this portion of the legend and delete the preceding sentence.

Terms used herein and not otherwise defined herein have the meanings assigned to them in the Rights Agreement.

The number of Rights evidenced by this Rights Certificate (and the number and kind of shares issuable upon exercise of each Right) and the Purchase Price set forth above are as of March 17, 2008, and may have been or in the future may be adjusted as a result of the occurrence of certain events, as more fully provided in the Rights Agreement.

Upon the occurrence of a Flip-in Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (a) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (b) a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (c) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void, and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Flip-in Event.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement.  Copies of the Rights Agreement are on file at the office of the Company and are also available upon written request to the Company.

Upon surrender at the principal office or offices of the Rights Agent designated for such purpose and subject to the terms and conditions set forth in the Rights Agreement, any Rights Certificate(s) may be transferred or exchanged for another Rights Certificate(s) evidencing a like number of Rights as the Rights Certificate(s) surrendered.  If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate(s) for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Board of Directors of the Company may, at its option,

(a)           at any time prior to the earlier of (i) the Close of Business on the tenth day after the Share Acquisition Date and (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right; or

(b)           at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding Rights (other than Rights held by the Acquiring Person and certain related Persons) for shares of Common Stock at an exchange ratio of one share of Class A Common Stock per Right held by a holder of Class A Common Stock and one share of Class B Common Stock per Right held by a holder of Class B Common Stock.  If the Rights shall be exchanged in part, the holder of this Rights Certificate shall be entitled to receive upon surrender hereof another Rights Certificate(s) for the number of whole Rights not exchanged.

After the expiration of the redemption period, the Company’s right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to ten percent (10%) or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there is no other Acquiring Person.

No fractional shares of Preferred Stock are required to be issued upon the exercise of any Right(s) evidenced hereby (other than fractions which are multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right(s) evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers.

Dated as of ,
INTERFACE, INC. By: Title:
(SEAL)

Attest: Secretary

Countersigned: COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By: Authorized Signature

Form of Reverse Side of Rights Certificate

FORM OF ASSIGNMENT

(To be executed if the registered holder
desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED __________________________________________________________________________________________________________________

hereby sells, assigns and transfers unto______________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________
(Please print name and address of transferee)
_____________________________________________________________________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: _______________________________________        _________________________________________________
                                                        Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           the Rights evidenced by this Rights Certificate ___ are ___ are not being assigned by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

(2)           after due inquiry and to the best knowledge of the undersigned, it ___ did ___ did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring person.

Dated: ______________________________________        _________________________________________________
                                                        Signature

NOTICE

The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

___________________

FORM OF ELECTION TO PURCHASE

(To be executed if the registered holder desires to exercise Rights represented by the Rights Certificate.)

To:           Interface, Inc.

The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Rights Certificate to purchase shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates (or registrations in uncertificated book-entry form on the books of the Company) for such securities be issued in the name of and delivered to:

Please insert social security
or other identifying number

__________________________________________________________________________________________________________________________________________

(Please print name and address)

_________________________________________________________________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

_____________________________________________
(Please print name and address)

_____________________________________________

Dated: ____________________, _______

______________________________
Signature

Signature Guaranteed:

Exhibit C

SUMMARY OF RIGHTS TO PURCHASE INTERFACE PREFERRED STOCK

Effective March 17, 2008, Interface, Inc. (the “Company”) issued a dividend to shareholders of record of one Preferred Stock Purchase Right (a “Right”) on each share of Interface Common Stock.

The Board of Directors of the Company believes that the Rights are a reasonable and appropriate means of protecting the interests of the Company and its shareholders.  The Rights are not intended to prevent a takeover of the Company on terms beneficial to shareholders.  They may, however, deter an attempt to acquire control of the Company on terms that the Board determines are not in the best interests of the Company and its shareholders.  The Rights may be redeemed by the Company at a nominal price, so they will not prevent a negotiated merger or other business combination approved by the Board.

The Rights will expire in ten years unless they are redeemed before that time.  Initially, the Rights are not exercisable, and they automatically attach to and trade in tandem with the Common Stock.  However, ten days after a person or group (an “Acquiring Person”) acquires 15% or more of the Common Stock, or ten business days after a person or group starts a tender or exchange offer for 15% or more of the Common Stock (or, in either case, such later date as may be approved by the continuing directors), the Rights will detach from the Common Stock, the Rights not owned by an Acquiring Person or its affiliates and associates will become exercisable and separate Rights Certificates will be distributed.  The Rights will then trade independently.

If the Rights become exercisable, their holders other than the Acquiring Person and its affiliates and associates (whose Rights become void) will be entitled to buy, for the exercise price of $90.00, one one-hundredth (1/100) of a share of Series B Participating Cumulative Preferred Stock (the “Preferred Stock”) of the Company for each Right then held, subject to certain antidilution adjustments.  Each one one-hundredth (1/100) of a share of Preferred Stock is referred to herein as a “Unit.”  In lieu of exercise, the Company may decide to exchange a share of Common Stock for each valid Right.  Each Unit will have dividend, voting and other rights that make it approximately equivalent in value to a share of Class A Common Stock.  In general, each Unit will be entitled to a quarterly dividend equal to the greater of $0.01 or the dividend, if any, declared on a share of Common Stock.  In the event of liquidation, Unit holders will be entitled to receive a preferential liquidation payment in an amount equal to $0.01 per Unit, plus all accrued and unpaid dividends and distributions  In the event of a merger or similar transaction, each Unit will be entitled to receive the same payment as a share of Common Stock.

If an Acquiring Person were to acquire 15% or more of the Common Stock without the approval of the Board of Directors, then each Right not owned by such Acquiring Person or its affiliates and associates will become exercisable at a price of $90.00 for such number of Units as have a market value equal to two times the exercise price.  Alternatively, if after the time an Acquiring Person were to acquire 15% or more of the Common Stock, the Company were to be acquired in a merger or other business combination (in which the Common Stock is exchanged for other securities or assets), or if more than 50% of the Company’s assets, earning power or cash flow are sold, the Rights require that their holders will be entitled to buy such number of shares of Common Stock of the acquiring company as have a market value equal to two times the exercise price.  In other words, that acquiring company’s common stock could be purchased by a Rights holder at a 50% discount.  In those situations, Interface shareholders would benefit at the expense of the acquiring company.

The terms of the Rights are set out in a Rights Agreement, as the same may be amended from time to time (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A. (the “Rights Agent”), dated March 7, 2008 and effective as of March 17, 2008.  This Summary highlights only certain terms and is qualified in its entirety by reference to and incorporates by reference the definitive documents which are on file with the Securities and Exchange Commission in a Report on Form 8-K dated March 7, 2008, and a Registration Statement on Form 8-A filed the same date pertaining to the Rights.  If you have questions about the Rights, please write to the Office of the Secretary of Interface at the above address.  A free copy of the Rights Agreement is available on written request.

UNDER CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO AN ACQUIRING PERSON AND ITS AFFILIATES AND ASSOCIATES (AS DEFINED IN THE RIGHTS AGREEMENT) WILL BECOME VOID AND WILL NO LONGER BE TRANSFERABLE.

INTERFACE, INC.

SUMMARY OF

SHAREHOLDER RIGHTS PLAN

Rights Term:	Stated 10 year term, set to expire March 16, 2018, unless amended.

Exercisable for Purchase of Preferred Stock:
After the Rights become exercisable, each Right will entitle the holder (other than holders whose Rights have become void) to purchase one one-hundredth of a share of Series B Participating Cumulative Preferred Stock, par value $1.00 per share, of the Company (the “Preferred Stock”).  Each one one-hundredth of a share of Preferred Stock is referred to herein as a “Unit.”

Series B Participating Cumulative Preferred Stock:
The Preferred Stock is designed so that each Unit has the same economic value as one share of Class A Common Stock, including voting rights.  Each Unit will entitle the holder to a minimum preferential dividend of $0.01 or the dividend, if any, declared on each share of Common Stock.  In the event of liquidation, each Unit will be entitled to a minimum preferential liquidation payment of $0.01 plus accrued and unpaid dividends and distributions thereon, but will be entitled to an aggregate payment equal to the payment made per share of Common Stock.  In the event of any merger, consolidation or other transaction in which Common Stock is exchanged for or changed into other stock or securities, cash or other property, each Unit will be entitled to receive the amount received per share of Common Stock.

Each Unit will be entitled to one vote on all matters submitted to a vote of the shareholders of the Company, and shares of Preferred Stock will generally vote together as one class with the Common Stock on all matters submitted to a vote of the Company’s shareholders.  While the Company’s Class B Common Stock remains outstanding, holders of Preferred Stock will vote as a single class with the Class A Common Stock for the election of directors.  In addition, whenever dividends on the Preferred Stock are in arrears in an amount equal to six quarterly payments, the Preferred Stock, together with any other shares of preferred stock then entitled to elect directors, shall have the right, voting as a single class, to elect one director until the default has been cured.

Rights Represented by Common Stock Certificates and Book-Entry Registrations Initially:
Prior to the “Distribution Date” (the day that a distribution of separate Rights Certificates is triggered), the Rights are non-exercisable, will be evidenced by the certificates (or registrations in uncertificated book-entry form on the books of the Company) for the Common Stock, will be transferred with the Common Stock, and the registered holders of the Common Stock will be deemed to be the registered holders of the Rights.

Adjustments:
The purchase price payable, the number of shares of Preferred Stock or other securities or property issuable upon exercise, and the redemption price of the Rights are subject to adjustment from time to time to prevent dilution relating to stock dividends, distributions, recapitalizations, stock splits and similar corporate events.

Rights Detach and Become Exercisable
The Rights detach and become exercisable on the earlier of:

(1)  The 10th day after a public announcement that any person or group has become the beneficial owner of 15% or more of the Company’s Common Stock.  Inadvertent 15% ownership can be waived by the Company.

(2)  The 10th business day after the date of the commencement of a tender or exchange offer by any person which would, if consummated, result in such person becoming the beneficial owner of 15% or more of the Common Stock, even if no shares are actually purchased pursuant to such offer.

In either case, the Continuing Directors (as defined below) may extend this 10-day waiting period.

The following transactions will not cause a distribution of separate Rights Certificates:  (1) an acquisition by the Company, any subsidiary or any employee benefit plan of the Company, and (2) an acquisition of 15% or more of the Common Stock then outstanding by any person approved in advance by a majority of the Continuing Directors.

Right to Purchase Company Stock:
Once the Rights are distributed, unless they are redeemed or the transaction is approved by the Continuing Directors, if an Acquiring Person acquires 15% or more of the Common Stock, each Right not owned by an Acquiring Person or its affiliates and associates becomes exercisable at $90.00 to buy $180.00 worth of Preferred Stock.

Right to Purchase Acquiring Person Stock:
Once the Rights are distributed, unless they are redeemed or the transaction is approved by the Continuing Directors, if the Company is merged with or into or combined or consolidated with another entity (whether or not related to an Acquiring Person); merged with or into or combined or consolidated with another entity and is the surviving corporation, but the Company’s Common Stock is changed into or exchanged for other securities or assets; is a party to a statutory share exchange; or more than 50% of the Company’s assets, earning power or cash flow is sold, then each Right will permit its holder to buy, at the $90.00 exercise price, $180.00 worth of shares of Common Stock of the acquiring company as prescribed in the Rights Agreement.

Exchange:
At any time after any person has become an Acquiring Person, a majority of the Continuing Directors may exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated persons) for shares of Common Stock at an exchange ratio of one share of Class A Common Stock per Right held by a holder of Class A Common Stock and one share of Class B Common Stock per Right held by a holder of Class B Common Stock.

Redemption:
The Rights are redeemable by the Company at a price of $0.01 per Right at any time prior to the close of business on the tenth day after the date of the public announcement that any person has become an Acquiring Person (subject to extension by a majority of the Continuing Directors).  After any person has become an Acquiring Person, the Rights may be redeemed only with the approval of a majority of the Continuing Directors.

Continuing Directors:
Means any member of the Board of Directors who was a member of the Board prior to the time an Acquiring Person becomes such (other than pursuant to a tender offer for all outstanding shares of Common Stock approved by a majority of the Continuing Directors) or any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors.  Continuing Directors do not include an Acquiring Person, an affiliate or associate of an Acquiring Person or any representative or nominee of the foregoing.

Voting Rights:	Holders of Rights have no rights as a shareholder of the Company, including the right to vote and to receive dividends. The Preferred Stock will have 100 votes per share or one vote per Unit.

Amendments:
Prior to the Distribution Date, the Rights Agreement may be amended in any respect, other than, at such time as the Rights are not redeemable, to change the Redemption Price, the expiration date of the Rights Agreement, the Purchase Price or the number of shares of Preferred Stock for which a Right is exercisable.  After the Distribution Date, the Rights Agreement may be amended in any respect that does not adversely affect the Rights holders (other than any Acquiring Person and certain affiliated persons).  After any person has become an Acquiring Person, the Rights Agreement may be amended only with the approval of a majority of the Continuing Directors.